UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 18, 2017

PERNIX THERAPEUTICS HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Maryland	001-14494	33-0724736
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)

10 North Park Place, Suite 201, Morristown, NJ	07960
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (800) 793-2145

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On April 18, 2017, Pernix Therapeutics Holdings, Inc. (the "Company") and certain of its subsidiaries (together with the Company, the "Borrowers"), entered into Amendment No. 1 to the Credit Agreement (the "Amendment") with Wells Fargo, National Association, as Administrative Agent ("Wells Fargo") and the lenders party thereto. The Amendment amends the Credit Agreement, effective August 21, 2015, between the Borrowers, Wells Fargo and the lenders party thereto (the "Credit Agreement"). Defined terms not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the Amendment, the Base Rate Margin was increased from 1.00% to 3.00% and the LIBOR Rate Margin was increased from 2.00% to 4.00%, in each case effective as of the date of the Amendment. The Company has previously disclosed that it was reviewing its strategic alternatives, including the potential sale of all or a portion of the Company. Consistent with this prior disclosure, the Borrowers have agreed to market their businesses and assets for sale. Further, as the Company intends to transition to another financing source on or before July 31, 2017, it has also agreed that a failure to repay all borrowings under the Credit Agreement on or before July 31, 2017 would constitute an Event of Default. Furthermore, the Amendment reduced the lenders' commitment to $14,200,000, the amount outstanding under the facility on the date of the Amendment (inclusive of a portion of the fee described below), and eliminated the ability to request letters of credit thereunder.

The Amendment also amended certain of the covenants with which the Borrowers must comply under the Credit Agreement. The Amendment replaced the financial covenant in the Credit Agreement with (i) the requirement to maintain a cash balance of at least $8,000,000, tested weekly, and (ii) the requirement that the Borrowing Base, less the principal amount of all Loans outstanding, be greater than $15,000,000 from and after the date that is 30 days after the effective date of the Amendment. The Amendment also provides the Administrative Agent certain additional information rights and appraisal rights. In addition, Wells Fargo agreed to not impose certain reserves upon the Borrowing Base in connection with the previously disclosed arbitral award made to GSK. The Borrowers paid to Wells Fargo a fee of $140,000 in connection with the execution of the Amendment and in certain circumstances will pay an additional fee of $140,000.

The foregoing summary does not purport to be complete and is qualified by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference herein. The Company is exploring all available options to refinancing the Credit Agreement on or before July 31, 2017, although there is no assurance it will be able to do so.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 is incorporated under this Item 2.03 by reference.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1

Amendment No. 1 to the Credit Agreement by and among Wells Fargo Bank, National Association, as Administrative Agent, the Lenders that are parties thereto, as Lenders and Pernix Therapeutics Holdings, Inc., Pernix Therapeutics, LLC, Pernix Sleep, Inc., Cypress Pharmaceuticals, Inc., Macoven Pharmaceuticals, Inc., Gaine, Inc., Repicopea Inc. and Macoven Pharmaceuticals, L.L.C., as Borrowers, dated as of April 18, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERNIX THERAPEUTICS HOLDINGS, INC.

Date: April 20, 2017	By:	/s/ John A. Sedor
John A. Sedor
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Amendment No. 1 to the Credit Agreement by and among Wells Fargo Bank, National Association, as Administrative Agent, the Lenders that are parties thereto, as Lenders and Pernix Therapeutics Holdings, Inc., Pernix Therapeutics, LLC, Pernix Sleep, Inc., Cypress Pharmaceuticals, Inc., Macoven Pharmaceuticals, Inc., Gaine, Inc., Repicopea Inc. and Macoven Pharmaceuticals, L.L.C., as Borrowers, dated as of April 18, 2017